Exhibit 23.3

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 6, 2024, with respect to the financial statements of Fulton Seafood Market, LLC, incorporated herein by reference.
/s/ KPMG LLP
Dallas, Texas
July 31, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.